                                                         Exhibit No. EX-23.h.3.a

                                    EXHIBIT A
                  to the Expense Limitation Agreement between
                     GARTMORE VARIABLE INSURANCE TRUST and
                              GARTMORE MUTUAL FUND
                                  CAPITAL TRUST

                            Amended, June 14, 2006++

                                                                             Expenses Excluded for
                                                                               Purposes of "Fund
                                                                            Operating Expenses" in
Name of Fund                                Expense Limitation for Fund*          Section 1.1

Gartmore GVIT U.S. Growth Leaders Fund      Class I         1.15%               See (1) Below
                                            Class II        1.15%
                                            Class III       1.15%

Gartmore GVIT Nationwide Leaders Fund       Class I         1.15%               See (1) Below
                                            Class II        1.15%
                                            Class III       1.15%

Gartmore GVIT Global Technology and         Class I         1.23%               See (1) Below
Communications Fund                         Class II        1.23%
                                            Class III       1.23%
                                            Class VI        1.23%

Gartmore GVIT Money                         Class IV        0.50%               See (2) Below
Market Fund

Gartmore GVIT Mid Cap                       Class IV        0.95%               See (2) Below
Growth Fund

GVIT S&P 500 Index Fund                     Class I         0.23%               See (1) Below
                                            Class II        0.23%
                                            Class IV        0.23%
                                            Class ID        0.23%

GVIT Small Cap Index Fund                   Class II        0.30%               See (1) Below
                                            Class VII       0.30%
                                            Class ID        0.30%

                                            Class II        4.00%**
                                            Class VI        4.00%**
                                            Class ID        4.00%**

GVIT Mid Cap Index Fund                     Class I         0.32%               See (1) Below
                                            Class II        0.32%
                                            Class III       0.32%
                                            Class ID        0.32%

GVIT International Index Fund               Class VI        0.37%               See (1) Below
                                            Class VII       0.37%
                                            Class ID        0.37%

                                            Class VI        4.00%**
                                            Class VII       4.00%**
                                            Class ID        4.00%**

GVIT Bond Index Fund                        Class II        0.32%               See (1) Below
                                            Class VII       0.32%
                                            Class ID        0.32%

                                            Class II        4.00%**
                                            Class VII       4.00%**
                                            Class ID        4.00%**

Gartmore GVIT Developing Markets Fund++     Class I         1.40%               See (1) Below
                                            Class II        1.40%

Gartmore GVIT Emerging Markets Fund++       Class I         1.40%               See (1) Below
                                            Class II        1.40%
                                            Class III       1.40%
                                            Class VI        1.40%

Gartmore GVIT International Growth Fund++   Class I         1.25%               See (1) Below
                                            Class II        1.25%
                                            Class III       1.25%

(1)  Interest, taxes, brokerage commissions, Rule 12b-1 fees, fees paid pursuant to an Administrative Services Plan, short sale dividend expenses, and other expenditures  which are capitalized in accordance  with generally  accepted accounting principles and other extraordinary  expenses not incurred in the ordinary course of the Fund's business.

(2)  Interest,  taxes, brokerage commissions,  short sale dividend expenses, and other  expenditures  which are  capitalized  in accordance  with  generally
     accepted  accounting  principles  and  other  extraordinary   expenses  not
     incurred in the ordinary course of the Fund's business.

-----------------------------
++   As  approved  at the June 14, 2006 Board  meeting  and  effective  upon the closing of the U.K. Sale.

*    Effective  until at least May 1, 2007.  These  expense  limitations  may be revised to decrease the limitations after the expiration of the agreed upon term, if mutually  agreed upon by the parties.  They may also be revised to increase  the  limitations  at any  time  if  mutually  agreed  upon by the parties.

**   Effective until at least March 1, 2011.